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                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of the 1st day of October, 1998 ("EFFECTIVE DATE"), is made and entered into by OUTBOARD MARINE CORPORATION, a Delaware corporation (the "COMPANy"), and Robert B. Gowens (the "EMPLOYEE").

WHEREAS, the Company wishes to employ the Employee and the Employee wishes to be employed by the Company; and

WHEREAS, the Employee is willing to make his services available to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, Employee and the Company, in consideration of the mutual covenants contained herein, hereby agree as follows:

1. Employment. During the term of this Agreement, the Company shall employ Employee as Vice President of the Company and President, North American Engine Operations. Employee shall perform services customarily associated with and incident to such position as may be reasonably determined from time to time by the President and Chief Executive Officer of the Company (the "CEO"), including those in Attachment A hereto. Employee shall also serve, upon the CEO's request and for no additional compensation, as an officer and/or director of any subsidiary of the Company. Employee shall perform his duties faithfully, diligently and to the best of his ability, subject to reasonable direction from the CEO. Employee shall devote his full and undivided business time and attention to his duties and responsibilities to the Company and its subsidiaries.

2. Term. The term of this Agreement (the "TERM") shall commence on the Effective Date and shall continue through the earlier of the third anniversary of the Effective Date or Employee's death or Total Disability (as defined below).

3. Base Salary. During the Term, the Company agrees to pay Employee an annual salary of $300,000 ("BASE SALARY") according to the Company's standard payroll practices and subject to review annually for possible increases at the Company's sole discretion.

4. Incentive Compensation. Employee shall be eligible to participate in the Company's Personal Rewards and Opportunities Program ("PROP") or other bonus or incentive compensation program applicable generally to similarly situated senior executives as a group in accordance with and subject to the terms thereof. "Similarly situated executives" when used in this Agreement shall mean executive officers of the Company, excluding the CEO and Chief Financial Officer. Employee shall be eligible for a target bonus of 100% of Base Salary. Subject to the provisions of Section 9b(i) and 9c(i) of this Agreement, any bonus payments earned by Employee shall be paid as 50% cash and 50% restricted stock of the Company subject to a vesting schedule of 25% per year. The Compensation Committee of
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         the Board of Directors of the Company ("COMMITTEE") shall determine in its sole discretion the amount of bonus or other incentive compensation for which Employee shall be eligible.

5.       Equity-Based Compensation.

         a. Upon commencement of employment, the Company shall make a grant under the PROP to Employee of 100,000 non-qualified stock options at an exercise price of $22.00 per share, vesting 33% on each anniversary of employment, subject to the provisions of Section 9b(i) of this Agreement. The stock options shall vest as follows:

                  Years of Vesting Service             % of Vested Option Shares
                  ------------------------             -------------------------
                            1                                    33 1/3%
                            2                                    66 2/3%
                            3                                      100%

                  For purposes of the preceding Vesting Schedule, Employee shall be granted a Year of Vesting Service for each consecutive twelve-month period following the Effective Date that Executive remains continuously employed by the Company. To the extent Executive dies during any such twelve-month period, any unvested stock options granted under this Section 5a shall vest prorata for the number of full months Employee was employed during such twelve month period in which his death occurs.

         b. In addition, the Company shall permit Employee to participate in any and all of the short-term and long-term stock option or other equity or quasi-equity participation plans, programs or arrangements in which similarly situated senior executives are permitted to participate and at a level comparable to the level at which similarly situated senior executives are permitted to participate.

6. Purchase of Residence. To assist employee in purchasing a new permanent residence in the Chicago, Illinois geographical vicinity, the Company will make a loan to Employee in an amount to be agreed upon between the Company and Employee. The loan will be evidenced by a promissory note in the form attached hereto as Attachment B, secured by a second mortgage in favor of the Company, and shall be repaid within 30 days after the closing on the resale of his new permanent residence. In addition, should Employee be required by the Company to relocate during the Term of this Agreement, and Employee is required to sell his residence at a loss, the amount of any such loss shall be subtracted from the amount of the loan which the Employee would otherwise be required to repay.

7. Vacation. Employee shall be entitled to four weeks of paid vacation time during each calendar year in accordance with the Company's vacation policy in effect from time to time.


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8.       Other Benefits. Employee shall be entitled to participate in the
         Company's retirement, group medical, disability and other employee benefit programs generally applicable to similarly situated employees as a group in accordance with and subject to the terms thereof. The Company, at its expense, shall provide Employee with term life insurance coverage in an amount not less than $750,000, to remain in effect during the term of this Agreement.

9. Termination of Employment. Subject to the further provisions of this Section, (i) the Company may terminate Employee's employment with the Company or any of its subsidiaries at any time for any or no reason and
         (ii) Employee may resign for Good Reason (as defined below) or for no reason. Upon the termination of employment with the Company for any reason, Employee shall be deemed, without the need to take further action, to have resigned all positions to which he had been appointed by the Company or any of its subsidiaries, including, but not limited to, his position as an officer and a director of the Company and any subsidiary thereof and as a member of any committee established by the Company or the Board, effective on the date of termination of employment.

         a. With Cause. The Company may terminate Employee's employment with the Company and its subsidiaries for cause (as defined below) upon 20 days' prior written notice to Employee; provided, however, that the Company may relieve Employee of his duties and responsibilities as of the date of such notice without such action constituting Good Reason (as defined below). Unless the notice of termination is withdrawn, the employment of Employee hereunder shall be terminated as of the date set forth in such notice and the Company shall pay Employee his accrued and unpaid Base Salary through such date of termination and have no further obligation to Employee hereunder. Employee's rights under the Company's employee benefit plans shall be determined in accordance with the terms of such plans.

                  "CAUSE" means any act or any failure to act on the part of Employee during the Term which constitutes:

                  (1) fraud, theft, embezzlement or similar crime against the Company or its affiliates,

                  (2) willful misconduct in the performance of Employee's duties and responsibilities which results or could reasonably be expected to result in material damage to the Company or its assets, or a material liability of the Company,

                  (3) a felony for which Employee is convicted or pleads nolo contendere.

                  (4) willful and material breach of this Employment Agreement or other written agreement with the Company, and


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                  (5)      willful failure to follow reasonable and good faith
                           directions of the Chief Executive Officer or other manager more senior than Employee which are consistent with Employee's position, except for reasons beyond Employee's control.

                  No act or omission shall be deemed to be "willful" if Employee reasonably believed such acts or omissions to be in the best interests of the Company.

         b. Without Cause or With Good Reason. The Company may terminate Employee's employment with the Company and its subsidiaries without Cause, or Employee may resign from such employment upon 20 days' prior written notice to the Company and with Good Reason. Unless the Company corrects or otherwise remedies the condition constituting Good Reason within such 20 days following receipt of such notice, upon any termination of employment of Employee pursuant to this Section 9b, the Company shall on the date his employment ends: (i) pay Employee his accrued and unpaid Base Salary and vacation as of the date of his termination of employment; (ii) make a lump sum payment in cash to Employee in an amount equal to the greater of (a) Employee's Base Salary for one (1) year, and
                  (b) his Base Salary for the remainder of the term of this Agreement; and (iii) the Company shall pay to Employee within 60 days of the end of the fiscal year his bonus for the fiscal year in which such termination occurred (based upon the Company's level of actual attainment of its bonus target for such fiscal year) prorated for the number of full months Employee was employed during such fiscal year. In addition, the Company shall, at its expense, continue for one year Employee's participation on the same basis as active employees in the group medical and life insurance plans in which he participated prior to the termination of his employment in accordance with the terms (other than eligibility) of such plans from time to time (but only to the extent that Employee is not receiving substantially the same benefits from another employer or such continued participation is legally permissible or, if such employee benefit involves insurance coverage, permitted by the insurer). Employee shall have no obligation to mitigate "damages" by making efforts to secure other employment, nor will cash payments described under this
                  Section 9b be offset by amounts earned through other employment. The compensation provided for in this Section shall be the only compensation to which Employee shall be entitled to upon termination.

         (i) Any unvested restricted stock and stock options granted pursuant to Sections 4 and 5a in this Agreement shall automatically vest as of the date of termination, and other stock options shall be exercisable in accordance with the terms of the bonus plan or stock option grant agreement pursuant to which they were issued.

                  "GOOD REASON" means any of the following events occurring during the Term without Employee's consent:


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                  (1)      a change in Employee's title with the Company,

                  (2) the assignment to Employee of any duties or responsibilities which are not commensurate with the Employee's title and position with the Company or any of its subsidiaries,

                  (3)      a reduction in the Employee's salary or target bonus,

                  (4) a failure to provide Employee with employee benefits generally provided to similarly situated senior executives as a group,

         provided, however, that the Employee must give the Company at least 20 days prior notice of his intent to resign for Good Reason and the Company shall have the right during the 20- day period after receipt of such notice to correct or otherwise remedy any alleged event constituting Good Reason.

         c. Death. This Agreement shall automatically terminate upon Employee's death; provided, however, that the Company shall pay to Employee's estate the Base Salary and vacation owed through the date of death and any bonus for the fiscal year in which his death occurs, prorated for the number of full months Employee was employed during such fiscal year and subject to a determination by the Board, acting in good faith, that the performance criteria, if any, for such bonus would be satisfied for such fiscal year.

                  (i) Upon Employee's death, restricted stock granted pursuant to Section 4 above shall automatically vest.

         d. Disability. This Agreement shall automatically terminate and Employee's employment with the Company shall end upon Employee's Total Disability. The Company shall pay to Employee his Base Salary through the date on which he is determined to have a Total Disability and any Bonus for the fiscal year in which his Total Disability occurs, prorated for the number of full months Employee was employed during such fiscal year, in same manner and subject to the same conditions as applicable to employees generally (except individual performance objectives for Employee shall be disregarded in favor of the generally applicable objectives); provided, however, that the Company shall only be required to pay such amounts to Employee that are not covered by long-term disability payments, if any, to Employee pursuant to any long-term disability insurance policy or benefit plan of the Company.

                  "TOTAL DISABILITY" shall mean any mental or physical condition that (i) prevents Employee from reasonably discharging his services and employment duties hereunder, (ii) is attested to in writing by a physician mutually acceptable to Employee and the Company, and (iii) continues, for any one or related condition,



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                  during any period of three (3) consecutive months or for a period aggregating six (6) months in any twelve-month period. Total Disability shall be deemed to have occurred on the last day of such applicable three- or six-month period.

         e. Delivery of a Release. The Company may, in its sole discretion, require Employee's delivery to the Company of a written release, in form and substance reasonably satisfactory to the Company, pursuant to which he would release the Company from any claims or liabilities other than amounts then owed to him pursuant to this Section 9, any bonus plan or other employee benefit plan or arrangement, or any vested amount under any compensation plan or arrangement of the Company.

10. Sale on Termination of Employment (a) Upon Employee ceasing to be employed by the company pursuant to this Agreement for any reason (a "Termination Event"), the Company may elect, by delivering the notice required under Section 10(c), to require (the "Repurchase Right") Executive to sell to the Company or its designee all, but not less than all, of the shares of Common Stock owned by Employee and vested stock options granted to Employee, subject to the expiration or termination or other terms of such Common Stock and stock options upon the occurrence of a Termination Event in accordance with any grant agreement or stock option plan pursuant to which such Common Stock options were granted by the Company to Employee, in accordance with
         Section 10(f) (such shares of Common Stock and stock options are hereinafter referred to as (the "Repurchase Securities"). In the event that a Termination Event occurs as a result of Employee's death, the rights and obligations of Employee under this Section 10 shall be deemed to be the rights and obligations of his estate, and, if such event occurs, all references to Employee in this Section 10 shall be deemed references to a representative of Employee's estate.

         (b) The "Repurchase Price" for each Repurchased Security that constitutes Common Stock shall be equal to the fair market value of the Common Stock as of the date of the Repurchase Notice determined by an independent appraiser selected by the Board and reasonably acceptable to Employee, which determination shall be made by evaluating the Company on the basis of it being a stand-alone of liquidity of the Common Stock or the fact that the Repurchased Securities may represent a minority interest in Security that constitutes any vested stock option granted to Employee shall be the amount by which such fair market value per share of Common Stock subject to such option exceeds the exercise price therefor; provided, however, that, in the event shares of Common Stock are traded on a national stock exchange or a public market shall exist for the Common Stock on a national quotation system, the fair market value for the Common Stock shall be based upon the average closing price per share for the 20 trading days immediately preceding the date on which the Termination Event occurred.


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         (c)      Upon the occurrence of any Termination Event, the Company or its designee, as the case may be, may deliver written notice (the "Repurchase Notice") to Employee within one (1) year after such occurrence, specifying that the Company or its designees, as the case may be, elects to exercise its Repurchase Right pursuant to this Section 10. If the Company or its designee elects to exercise its Repurchase Right, the Company or its designee, as the case may be, shall specify the Repurchase Price for each Repurchased Security in the Repurchase Notice and consummate the purchase of such Repurchased Securities in accordance with Section 10(f).

         (d) Subject to Sections 5 and 9 hereof, it is hereby understood and agreed that the termination, expiration or cancellation of stock options (including shares of Common Stock underlying such stock options) that have not been exercised, to the extent permissible, as of the occurrence of any Termination Event, shall be determined pursuant to any option grant agreement or stock option plan pursuant to which such stock options were granted by the Company to Employee.

         (e) The aggregate amount of the Repurchase Price paid to Employee for the Repurchased Securities shall be reduced by an amount equal to the unpaid principal amount (plus accrued and unpaid interest) of any loan made by the Company to Employee, or any other indebtedness of the Employee to the Company, and the principal amount of any such loan or Repurchase Price or, if applicable, canceled.

         (f) If the Company or its designee elects to exercise the Repurchase Right, the Repurchased Securities shall be repurchased on a date (the "Repurchase Date") not later than 90 days after the date of the Repurchase Notice. On the Repurchase Date, Employee shall deliver to the Company or its designee the certificate or certificates, or the instrument or instruments, as the case may be, representing shares of Common Stock and stock options owned or held, as the case may be, by Employee on such date against delivery by the Company or its designee to Employee of the Repurchase Price. All certificates or other instruments evidencing Repurchased Securities shall be accompanied by instruments of transfer in form and substance written certificate, in form and substance reasonably acceptable to the Company or its designee, pursuant to which Employee represents and warrants that he is the record and beneficial owner of the Repurchased Securities and has good and valid title to the Repurchased Securities, free and clear of any and all liens, claims, assessments, pledges, options or other legal and equitable encumbrances of any kind whatsoever (other than pursuant to this Agreement). If Employee shall fail to deliver such certificate or certificates, or such instrument or instruments, as the case may be, and such written certification to the Company or its designee within the terms required, the Company shall cause its books and records to show that Repurchased Securities are subject to the provisions of this Section 10 and that the Repurchased Securities, until transferred to the Company or its designee, shall not be entitled to any proxy, dividend or other rights from the date on which such certificate or certificates, or


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                  instrument or instruments, as the case may be, and such
                  written certification should have been delivered to the Company or its designee, as the case may be.

         (g) The giving of the Repurchase Notice by the Company and the receipt by Employee of such notice shall constitute an irrevocable commitment by the Company and Employee to purchase and sell, as the case may be, the Repurchased Securities referred to in such Notice.

11. Put Option. (a) Upon the occurrence during the Term of any of the events set forth in clauses (i) through (vi) below (each, a "Put Event"), Employee may elect, by delivering the notice required under
         Section 10(c), to require (the "Put Right") the Company to purchase all, but not less than all, of the shares of Common Stock owned by Employee and vested stock options granted to Employee, subject to the expiration or termination or other terms of such Common Stock and stock options upon the occurrence of a Put Event in accordance with, subject to Sections 5 and 9 hereof, any Common Stock or grant agreement or stock option plan pursuant to which such Common Stock or options were granted by the Company to Employee, in accordance with Section 10(f) (such shares of Common Stock and stock options are hereafter referred to as the "Put Securities"):

         (i) the termination by the Company of Employee's employment hereunder without Cause;

         (ii) The termination by Employee of his employment hereunder for Good Reason;

         (iii) The voluntary termination by Employee of his employment hereunder at or after the expiration of the Term as in effect at such time;

         (iv) the voluntary termination by Employee of his employment hereunder at or after his attaining age 62;

         (v) The termination by the Company of Employee's employment hereunder for Total Disability; or

         (vi) the termination of Employee's employment as a result of his death.

         In the event that a Put Event occurs as a result of the event specified in clause (vi) above, the rights and obligations of Employee under this
         Section 11 shall be deemed to be the rights and obligations of his estate, and, if such event occurs, all references to Employee in this
         Section 11 shall be deemed references to a representative of Employee's estate.

         (b) The "Put Price" for each Put Security that constitutes Common Stock shall be equal to the fair market value of the Common Stock as of the date of the Put Notice determined by an independent appraiser selected by the Board and reasonably


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                  acceptable to Employee, which determination shall be made by evaluating the Company on the basis of it being a stand-alone enterprise and without any reduction as a result of the lack of liquidity of the Common Stock or the fact that the Put Securities may represent a minority interest in the Company, and the "Put Price" for each Put Security that constitutes any vested stock option granted to Employee shall be the amount by which such fair market value per share of Common Stock subject to such option exceeds the exercise price therefor; provided, however, that in the event shares of Common Stock are traded on a national stock exchange or a public market shall exist for the Common Stock on a national quotation system, the fair market value for the Common Stock shall be based upon the average closing immediately preceding the date on which the Put Event occurred.

         (c) Upon the occurrence of any Put Event, the Employee shall deliver written notice (the "Put Notice") to the Company within one (1) year after such occurrence, specifying that it elects to exercise its Put Right pursuant to this Section 11; provided, however, that, if a Put Event occurs during the initial Term (without giving effect to any Renewal Term) as a result of the event specified in Section 11(a)(i), Employee may deliver the Put Notice within two (2) years after the occurrence of such Put Event. If Employee elects to exercise its Put Right, the Company or its designees, as the case may be shall, within 60 days of its receipt of the Put Notices, deliver to Employee written notice specifying the Put Price for each Put Security and consummate the purchase of such Put Securities in accordance with Section 11(f).

         (d) Subject to Sections 5 and 9 hereof, it is hereby understood and agreed that the termination, expiration or cancellation of stock options (including shares of Common Stock underlying such stock options) that have not been exercised, to the extent permissible, as of the occurrence of any Put Event, shall be determined pursuant to any option grant agreement or stock option plan pursuant to which such stock options were granted by the Company to Employee.

         (e) The aggregate amount of the Put Price paid to Employee for the Put Securities shall be reduced by an amount equal to the unpaid principal amount (plus accrued and unpaid interest) of any other indebtedness of Employee to the Company, and the principal amount of any such loan or indebtedness shall be reduced by the amount of the Put Price or, if applicable, canceled.

         (f) If Employee elects to exercise the Put Right, the Put Securities shall be repurchased on a date (the "Put Repurchase Date") not later than 90 days after the date of the date of the Put Notice. On the Put Repurchase Date, Employee shall deliver to the Company the certificate or certificates, or the instrument or instruments, as the case may be, representing share of Common Stock and stock options owned or held, as the case may be, by Employee on the Put Price. All certificates or other instruments evidencing Put Securities shall be accompanied by instruments of transfer in form and substance reasonably acceptable to the Company and a written certificate, in form and substance reasonably acceptable to the Company, pursuant to which Employee represents and warrants that he is the record and beneficial owner of the


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
                  Put Securities and has good and valid title to the Put Securities, free and clear of any and other legal and equitable encumbrances of any kind whatsoever (other than pursuant to this Agreement).

         (g) Notwithstanding anything in this Section 11 to the contrary, the Company shall not be required to purchase Put Securities pursuant to any exercise by the Employee of the Put Right to the extent that (i) the purchase of such Put Securities (including the occurrence of any indebtedness required to enable it to purchase such Put Securities) would cause or constitute a breach or default (immediately or with notice or lapse of time or both) of any material agreement or instrument with respect to borrowed money in existence prior to such exercise and as to which a consent of waiver thereunder for such purchase (or occurrence of indebtedness) has not been obtained after reasonable best efforts by the Company, (ii) the Board determines in its reasonable business judgment that the purchase of such Put Securities would cause or be reasonably likely to cause a material adverse financial effect on the Company, or (iii) the purchase of such Put Securities would violate any law, statue, order, writ, injunction, decree or rule promulgated or judgment entered, by an federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries, and (iv) the Company gives written notice to Employee, within 30 business days after the date of the Put Notice, that it is not required to purchase the number of Put Securities set forth in such notice by reason of clause (i), (ii) or (iii) above and setting forth the facts relating thereto.

         (h) The giving of the Put Notice by Employee and the receipt by the Company of such notice shall constitute an irrevocable commitment by Employee and the Company to sell and purchase, as the case may be, the Put Securities referred to in such notice unless a notice is given by the Company as provided in
                  Section 11(g). If the Company is permitted pursuant to Section 11(g) to purchase some, but not all of the Put Securities as to which the Employee has exercised its Employee's rights under Section 11(a), the Employee may, in his sole discretion, by written notice (a "Put Withdrawal Notice") given to the Company within 10 business days of its receipt of the notice from the Company (the "Put Withdrawal Period") withdraw the exercise of such right, in which event it shall not be required to sell any Put Securities to the Company. If Employee does not give a Put Withdrawal Notice within the Put Withdrawal Period, Employee shall be obligated to sell, and the Company shall be obligated to purchase, all Put Securities that the Company is not prohibited form purchase pursuant to
                  Section 11(g).

         (i) The Put Right shall expire and be of no force or effect following the consummation of a bonafide public distribution of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

12.      Confidentiality; Ownership.

         (a) Employee agrees that he shall forever keep secret and retain in strictest confidence and not divulge, disclose, discuss, copy or otherwise use or suffer to be used in any


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                  manner, except in connection with the business of the Company and the businesses of any of its subsidiaries or affiliates, any "Protected Information" in any "Unauthorized" manner or for any Unauthorized purpose (as such terms are hereinafter defined).

                  (i) "PROTECTED INFORMATION" means trade secrets, confidential or proprietary information and all other knowledge, know-how, information, documents or materials owned, developed or possessed by the Company or any of its subsidiaries or affiliates, whether in tangible or intangible form, pertaining to the business of the Company or the businesses of any of its subsidiaries or affiliates, including, but not limited to, research and development operations, systems, data bases, computer programs and software, designs, models, operating procedures, knowledge of the organization, products (including prices, costs, sales or content), processes, formulas, techniques, machinery, contracts, financial information or measures, business methods, business plans, details of consultant contracts, new personnel acquisition plans, business acquisition plans, customer lists, business relationships and other information owned, developed or possessed by the Company or its subsidiaries or affiliates, except as required in the course of performing duties hereunder; provided that Protected Information shall not include information that becomes generally known to the public or the trade without violation of this Section.

                  (ii) "UNAUTHORIZED" means: (A) in contravention of the policies or procedures of the Company or any of its subsidiaries or affiliates; (B) otherwise inconsistent with the measures taken by the Company or any of its subsidiaries or affiliates to protect their interests in any Protected Information; (C) in contravention of any lawful instruction or directive, either written or oral, of an employee of the Company or any of its subsidiaries or affiliates empowered to issue such instruction or directive; or (D) in contravention of any duty existing under law or contract. Notwithstanding anything to the contrary contained in this Section, Employee may disclose any Protected Information to the extent required by court order or decree or by the rules and regulations of a governmental agency or as otherwise required by law; provided that Employee shall provide the Company with prompt notice of such required disclosure in advance thereof so that the Company may seek an appropriate protective order in respect of such required disclosure.

         (b) Employee acknowledges that all developments, including, without limitation, inventions (patentable or otherwise), discoveries, formulas, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to the business or planned business of the Company or any of its subsidiaries or affiliates that, alone or jointly with others, Employee may conceive, create, make, develop, reduce to practice or acquire during the Term (collectively, the "DEVELOPMENTS") are works made for hire and shall remain the sole and exclusive



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
                  property of the Company and Employee hereby assigns to the Company, in partial consideration of his Base Salary, all of his right, title and interest in and to all such Developments. Employee shall promptly and fully disclose all future material Developments to the Board and, at any time upon request and at the expense of the Company, shall execute, acknowledge and deliver to the Company all instruments that the Company shall prepare, give evidence and take all other actions that are necessary or desirable in the reasonable opinion of the Company to enable the Company to file and prosecute applications for and to acquire, maintain and enforce all letters, patent and trademark registrations or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All memoranda, notes, lists, drawings, records, files, computer tapes, programs, software, source and programming narratives and other documentation (and all copies thereof) made or compiled by Employee or made available to Employee concerning the Developments or otherwise concerning the business or planned business of the Company or any of its subsidiaries or affiliates shall be the property of the Company or such subsidiaries or affiliates and shall be delivered to the Company or such subsidiaries or affiliates promptly upon the expiration or termination of the Term.

         (c) The provisions of this Section shall, without any limitation as to time, survive the expiration or termination of Employee's employment hereunder, irrespective of the reason for any termination.

13. Covenant Not to Compete. Employee agrees that during the Term and for a period equal to the number of months for which payment is made to Employee under Section 9b, but in no event less than 12 months, commencing upon the expiration or termination of Employee's employment by Company (the "Non-Compete Period"), Employee shall not, directly or indirectly, without the prior written consent of the Company:

         (a) solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of the Company or of any of its subsidiaries or affiliates to terminate his or her employment or relationship with the Company or such subsidiary or affiliate, to become employed by any person, firm or corporation other than the Company or such subsidiary or affiliate or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any such actions by any third party (for purposes of this Section 13(a), the terms "employee," "consultant," "agent" and "independent contractor" shall include any persons with such status at any time during the six (6) months preceding any solicitation in question); or

         (b) directly or indirectly engage, participate, or make any financial investment in, or become employed by or render consulting, advisory or other services to or for any person, firm, corporation or other business enterprise, wherever located, which is engaged, directly or indirectly, in competition with the Company's business or the businesses of its subsidiaries or affiliates as conducted or any business proposed to be conducted at the time of the expiration or termination of Employee's employment hereunder; provided, however, that nothing in this Section 13(b) shall be construed


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
                  to preclude Employee from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company or any of its subsidiaries or affiliates, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange and represent, at the time of acquisition, not more than 3% of the aggregate voting power of such business enterprise.

         (c) If the Non-Compete Period begins upon the expiration of this Agreement and the Company withholds consent to Employee engaging in any of the activities of 13(a) or (b) hereof, and if Employee does not engage in such activities, then Company shall pay Employee an amount equal to Employee's most recent annual Base Salary as additional consideration for the Covenant Not to Compete.

14. Specific Performance. Employee acknowledges that the services to be rendered by Employee are of a special, unique and extraordinary character and, in connection with such services, Employee will have access to confidential information vital to the Company's business and the businesses of its subsidiaries and affiliates. By reason of this, Employee consents and agrees that if Employee violates any of the provisions of Sections 12 or 13 hereof, the Company and its subsidiaries and affiliates would sustain irreparable injury and that monetary damages would not provide adequate remedy to the Company and that the Company shall be entitled to have Section 12 or 13 hereof specifically enforced by any court having equity jurisdiction. Nothing contained herein shall be construed as prohibiting the Company or any of its subsidiaries or affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Employee.

15. Assignment. The obligations of Employee may not be delegated and, except with respect to the designation of beneficiaries in connection with any of the benefits payable to Employee hereunder, Employee may not assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and Employee agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and be binding upon any successor to the Company. The Company shall require any assignee to assume and perform Company obligations under this Agreement. The term "successor" means, with respect to the Company or any of its subsidiaries, any corporation or other business entity which, by merger, consolidation, purchase of the assets or otherwise acquires all or a material part of the assets of the Company.

16. Amendment. This Agreement may not be altered, modified or amended except by written instrument signed by each of the Company and Employee.

17.      Governing Law; Arbitration.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. Any


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
         action to compel arbitration hereunder shall be brought in the State Court of Illinois sitting in Cook County, Illinois.

         In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in Chicago, Illinois. Such arbitration proceeding shall be conducted pursuant to the commercial arbitration rules (formal or informal) of the American Arbitration Association in as expedited a manner as is then permitted by such rules (the "Arbitration"). Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

         Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted by an arbitrator selected in accordance with the procedures of the American Arbitration Association. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his or her decision within thirty (30) days following completion of the Arbitration. Each party shall bear its own costs of such Arbitration proceedings.

18. Deductions. The Company shall deduct from any compensation payable to Employee the sums which it is required by applicable law to deduct, including, but not limited to, federal and, if applicable, state withholding taxes, social security taxes and state disability insurance.

19. Entire Agreement. This Agreement (together with the agreements and instruments to be executed as contemplated hereby, the form of which are attached hereto as appendices) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter.

20. Other Representations. The Company acknowledges having been informed by Employee that he has an agreement with a former employer to maintain the confidentiality of that company's trade secrets and confidential information, and that he fully intends to comply in all respects with the agreement. Employee represents and warrants to the Company that he does not possess any confidential or proprietary documents or other written materials from his current or any former employer. The Company represents and warrants to Employee that its agreement to hire Employee is not motivated to any extent by a desire to obtain or use trade secrets or confidential information belonging to any other entity, and that the Company will not cause Employee to violate any agreement protecting trade secrets and confidential information to which he is presently a party or is otherwise bound.

21. Notices. Any notice to be given hereunder by either party to the other shall be sufficiently given if in writing and delivered in person, transmitted by telecopier or sent by registered or certified mail (postage prepaid and return receipt requested) or recognized overnight delivery


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
         service (postage prepaid) addressed as follows, or to such other address or telecopier number as either party may notify to the other in accordance with this paragraph:

                 (i) if to the Company:

                          Outboard Marine Corporation
                          100 Sea Horse Drive
                          Waukegan, Illinois  60085
                          Telecopier No: (847) 689-6006
                          Attn:  President and Chief Executive Officer

                              (ii) if to Employee:

                          Outboard Marine Corporation
                          100 Sea Horse Drive
                          Waukegan, Illinois  60085
                          Telecopier No: (847) 689-6200
                          Attn:  Robert B. Gowens

                          With a copy to:

                          Randall L. Mitchell, Esq.
                          Adducci, Dorf, Lehner, Mitchell & Blankenship, P.C. 150 North Michigan Avenue, Suite 2130
                          Chicago, Illinois 60601-7524

         A notice will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

22. Section Headings. The section headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement.

23. Survival of Provisions. The provisions of Sections 12, 13 and 14 shall survive the termination or expiration of this Agreement.

24. Counterparts. This Agreement may be executed in counterparts and when so executed is in full force and effect as though it had been signed by both parties.

25. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first above written.

OUTBOARD MARINE CORPORATION                     EMPLOYEE

By: /s/ David D. Jones                          /s/ Robert B. Gowens
    -------------------------------------       --------------------------------
    David D. Jones, Jr.                         Robert B. Gowens
    President and Chief Executive Officer


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